EXHIBIT 4
REGISTRATION RIGHTS AGREEMENT
This Registration Rights Agreement (this "Agreement") is made and entered into as of __________________, 2016, by and between Global Self Storage, Inc., a Maryland corporation ("Company"), and Tuxis Corporation, a Maryland corporation ("Initial Holder").
BACKGROUND
A. Initial Holder is the owner of all of the membership interests of Tuxis Self Storage I LLC, a New York limited liability company ("LLC I"),  Tuxis Self Storage II LLC, a New York limited liability company ("LLC II"), and Tuxis Real Estate II, LLC, a New York limited liability company ("LLC III").
B. Company and Initial Holder have entered into a Membership Interest Purchase Agreement, dated as of November __, 2016 (the "Purchase Agreement"), which provides for, among other things, the acquisition of all of the membership interests of LLC I, LLC II and LLC III by Company.
C. The terms of the Purchase Agreement provide for Company to execute and deliver this Agreement.
AGREEMENT
The parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE 1
 DEFINITIONS
1.1
Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.  As used in this Agreement, the following terms shall have the following meanings:

(a) "Affiliate" means, with respect to any party, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.  The term "control" (including the terms "controlling," "controlled by," and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person whether through ownership of voting securities, by contract or otherwise.
(b) "Board" means the Board of Directors (or any successor governing body) of Company.
(c) "Commencement Date" means January 19, 2017.
(d) "Common Stock" means the common stock, par value $0.01 per share, of Company.

(e) "Effective Date" means the date of effectiveness of the Registration Statement.
(f) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and rules and regulations promulgated thereunder.
(g) "Holder" means any Person, including the Initial Holder, owning or having the right to acquire Registrable Securities or any permitted assignee thereof.
(h)  "Person" means any natural person, company, corporation, limited liability company, general partnership, limited partnership, trust, proprietorship, joint venture, business organization, governmental agency or governmental or political subdivision thereof.
(i) "Prospectus" means any prospectus that forms a part of any Registration Statement.
(j) "Register," "registered" and "registration" refer to the registration of a distribution of securities under the Securities Act.
(k) "Registrable Securities" means (i) the Shares and (ii) any other shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for or replacement of, any of the Shares referred to in clause (i); provided, however, that Registrable Securities shall cease to be Registrable Securities if and when (A) the Holder thereof Transfers them to a transferee and does not assign to such transferee in accordance with Section 2.7 such Holder's rights under this Agreement with respect thereto, (B) the Holder thereof Transfers them to a transferee in a transaction registered under the Securities Act or pursuant to Rule 144 or its successor rule or (C) the date on which registration rights with respect to such Registrable Securities terminate pursuant to Section 2.9 hereof.
(l) "Registrable Securities then outstanding" means, as of any particular time, all Registrable Securities then outstanding.
(m) "Registration Statement" means any registration statement pursuant to which offers or sales of Registrable Securities may be made.
(n) "Rule 144" means Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.
(o) "SEC" means the Securities and Exchange Commission.
(p) "Securities Act" means the Securities Act of 1933, as amended, and rules and regulations promulgated thereunder.
(q) "Shares" means the shares of Common Stock issued to the Initial Holder pursuant to the Purchase Agreement.
(r) "Special Registration Statement" means (i) a registration statement relating to any employee benefit plan, (ii) a registration statement relating to any corporate reorganization or transaction under Rule 145 of the Securities Act, including, without limitation, any registration statement related to the resale of securities issued in any such reorganization or transaction, or (iii) a registration statement related to stock issued upon conversion of debt securities.
(s)  "Transfer" means any transaction by which a Person directly or indirectly sells, transfers or otherwise disposes of a security or any interest therein.
ARTICLE 2
 REGISTRATION RIGHTS
2.1	Demand Registration.
(a) If Company shall receive, at any time after the Effective Date, a written request (a "Demand Request") from the Holders of at least 50% of then outstanding Registrable Securities ("Initiating Holders") that Company file a Registration Statement, Company shall use its commercially reasonable efforts to prepare and file a "shelf" registration statement on Form S-3 or any successor form  (except if Company is not eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on Form S-1 or any successor form) with respect to the resale of Registrable Securities, to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act covering the registration of all or a portion of Registrable Securities held by the Initiating Holders.  Company shall, within 20 days after the receipt of the Demand Request, give written notice of such request to all Holders and shall use commercially reasonable efforts to effect such registration under the Securities Act of all Registrable Securities that the Holders shall have requested (which request, in order to be effective, shall be in writing and received by Company within 20 days after the delivery of such notice by Company) to be registered on such registration statement.
(b) Notwithstanding the foregoing, if Company shall furnish to the Initiating Holders, within ten (10) days of the delivery of their Demand Request for registration pursuant to this Section 2(b), a certificate signed by the President of Company stating that, in the good faith judgment of the Board, it would be seriously detrimental to Company and its stockholders for a Registration Statement contemplated by Section 2.1(a) to be filed, then Company shall have the right to defer such filing for a period of not more than 60 days after receipt of the request of the Initiating Holders; provided, however, that Company may not utilize this right more than once in any 12-month period and; provided further, that Company shall not register any securities for its own account or that of any other stockholder during such 60-day period other than a Special Registration Statement.
(c) Company shall be required to keep the Registration Statement continuously effective until such date that is the earliest to occur of (i) the date as of which all of the Registrable Shares included in such Registration Statement may be sold to the public without restriction pursuant to Rule 144 (or the successor rule thereto), (ii) the date when all of the Registrable Shares registered thereunder shall have been sold pursuant to the Registration Statement or Rule 144, or (iii) the two (2) year anniversary of the Effective Date (the "Demand Registration Termination Date").  Thereafter, Company shall be entitled to withdraw the

Registration Statement and the Holders shall have no further right to offer or sell any of the Registrable Shares pursuant to such Registration Statement (or any prospectus relating thereto).
(d) Promptly respond to any and all comments received from the SEC, with a view towards causing the Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable, and file an acceleration request as soon as practicable, but no later than five (5) Business Days, following the resolution or clearance of all SEC comments or, if applicable, notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to SEC review.
(e) Company shall not, and shall not agree to (i) allow the holders of any securities of the Company, other than Holders of the Registrable Securities, to include any of their securities in the Registration Statement under Section 2.1 or any amendment or supplement thereto without the consent of the Holders who hold a majority of the Registrable Securities then outstanding or (ii) offer any securities for its own account or the account of others in the Registration Statement under Section 2.1  hereof or any amendment or supplement thereto without the consent of the Holders who hold a majority of the Registrable Securities then outstanding.
(f) Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 2.1 (i) after Company has effected two registrations pursuant to this Section 2.1 and/or (ii) within 6 months after filing a Registration Statement pursuant to this Section 2.1.
2.2	Piggyback Registrations.
(a) Company shall notify all Holders of Registrable Securities in writing at least 20 days prior to the effectiveness of any Registration Statement under the Securities Act for purposes of effecting an underwritten public offering of shares of Common Stock (excluding Registration Statements relating to any registration under Section 2.1 of this Agreement or any Special Registration Statement) and will afford each such Holder an opportunity, subject to the terms and conditions of this Agreement, to include in such Registration Statement up to 20% of the Registrable Securities then held by each such Holder.  Each Holder desiring to include in any such Registration Statement all or any part of the Registrable Securities held by such Holder shall, within 10 days after receipt of the above-described notice from Company, so notify Company in writing, and in such notice shall inform Company of the number of Registrable Securities such Holder wishes to include in such Registration Statement.  If a Holder decides not to include Registrable Securities in any Registration Statement thereafter filed by Company, such Holder shall nevertheless continue to have the right to include Registrable Securities in any subsequent Registration Statement or Registration Statements as may be filed by Company with respect to underwritten offerings of its securities, all upon the terms and conditions set forth herein.  Each Holder shall keep confidential and not disclose to any third party (i) its receipt of any notice pursuant to this Section 2.2(a) and (ii) any information regarding the proposed offering as to which such notice is delivered.
(b) The right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwritten offering and the inclusion of such Holder's Registrable Securities in the underwritten offering to the extent provided herein.  Company and all Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwritten offering (including, without limitation, a lock-up agreement of up to 180 days if required by such underwriters).  Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including up to 100% of the Registrable Securities) from the registration and the underwritten offering, with the number of Registrable Securities, if any, included in the registration and the underwritten offering being allocated to each of the Holders requesting inclusion of their Registrable Securities in such Registration Statement on a pro rata basis based on the total number of Registrable Securities then held by each such Holder.  If any Holder disapproves of the terms of any such underwritten offering, such Holder may elect to withdraw therefrom by written notice to Company and the underwriter(s), delivered at least 10 business days prior to the effective date of the Registration Statement.  Any Registrable Securities excluded or withdrawn from such underwritten offering shall be excluded and withdrawn from the registration of Registrable Securities in the underwritten offering.  For any Holder that is a partnership, the Holder and the partners of such Holder, or the estates and family members of any such partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.
(c) Registration pursuant to this Section 2.2 shall not be deemed to be a demand registration as described in Section 2.1 above.  Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.2.
2.3          Obligations of Company.  In connection with any registration contemplated by Section 2.1 or Section 2.2, Company shall, as promptly as reasonably practicable:
(a) Prepare and file with the SEC such amendments and supplements to any Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the contemplated distribution of all securities covered by such Registration Statement.
(b) Furnish to the Holders such numbers of copies of a Prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the distribution of Registrable Securities owned by them.
(c) Notify each Holder of Registrable Securities covered by such Registration Statement, at any time when a related Prospectus is required to be delivered under the Securities Act, of the occurrence of any event as a result of which such Prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances in which they are made; and, thereafter, Company shall promptly prepare (and, when completed, give notice to each selling Holder) a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances in which they are made; provided, however, that upon such notification by Company, the selling Holders shall not offer or sell Registrable Securities unless and until (i) Company has notified such selling Holders that it has prepared a supplement or amendment to such Prospectus and delivered copies of such supplement or amendment to such selling Holders or (ii) Company has advised such selling Holders in writing that the use of the applicable Prospectus may be resumed (it being understood and agreed by Company that the foregoing proviso shall in no way diminish or otherwise impair Company's obligation to promptly prepare a Prospectus amendment or supplement as above provided in this Section 2.3(c) and deliver copies of same as above provided in Section 2.3(b).
(d) Use commercially reasonable efforts to register and qualify the Registrable Securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably appropriate, as reasonably requested by any of the selling Holders or by the managing underwriters, if any; provided, however, that Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to file a general consent to service of process or to become subject to any material tax in any such states or jurisdictions.
(e) Permit a single firm of counsel designated by the Holders to review the Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof), at Holders' own cost, a reasonable period of time prior to their filing with the SEC (not less than five (5) Business Days) and use commercially reasonable efforts to reflect in such documents any comments as such counsel may reasonably propose (so long as such comments are provided to Company at least two (2) Business Days prior to the expected filing date) and will not request acceleration of such Registration Statement without prior notice to such counsel.
(f) Use commercially reasonable efforts to cause all the Registrable Securities covered by the Registration Statement to be listed on the NASDAQ Capital Market, or such other securities exchange on which Company's common stock is then listed.
(g) The Company shall cooperate with any broker-dealer through which a Holder proposes to resell its Registrable Securities in effecting a filing with the FINRA Corporate Financing Department pursuant to FINRA Rule 5110, as requested by any such Holder, and the Company shall pay the filing fee required by such filing within two (2) Business Days of request therefor.
(h) Comply with all applicable rules and regulations of the SEC.
(i) In connection with a sale of Registrable Securities pursuant to such Registration Statement (assuming that no stop order is in effect with respect to such Registration Statement at the time of such sale), cooperate with the selling Holder and provide the transfer agent for the Registrable Securities with such instructions and legal opinions as may be required in order to facilitate the issuance to the purchaser (or the selling Holder's broker) of new unlegended certificates for such Registrable Securities.
2.4             Furnish Information. It shall be a condition precedent to the obligations of Company to take any action pursuant to Section 2.1 or Section 2.2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to Company such information regarding itself and the Registrable Securities held by it as shall be required to effect the registration of such Holder's Registrable Securities. Company may exclude from any such registration the Registrable Securities of any Holder who fails to furnish such information within a reasonable time prior to the filing of such Registration Statement, supplemented Prospectus and/or amended Registration Statement.  Company shall have no obligation with respect to any registration requested pursuant to Section 2.1 if, as a result of the application of one or both of the immediately preceding two sentences, the number of shares of Registrable Securities to be included in the registration does not equal or exceed the number of shares required to originally trigger Company's obligation to initiate such registration as specified in Section 2.1.
2.5            Expenses of Registration.  All fees, disbursements and expenses incurred in connection with the filings, registrations, qualifications, deliveries and other actions required to be made, effected or taken in connection with any such registration (including, without limitation, all filing, registration, and qualification fees; printing and delivering costs and expenses, fees and disbursements of accountants for Company; and the fees and disbursements of counsel to Company) shall be borne by Company, except that  the fees and disbursements of counsel for the Holders and any underwriters' discounts or commissions relating to the Registrable Securities in connection therewith shall be borne by the Holders.
2.6           Suspension Periods.
(a) Notwithstanding anything in this Agreement to the contrary, upon (a) the issuance by the SEC of a stop order suspending the effectiveness of any Registration Statement or the initiation of proceedings with respect to any Registration Statement under Section 8(d) or 8(e) of the Securities Act, (b) the occurrence of any event or the existence of any fact (a "Material Event") as a result of which any Registration Statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any Prospectus shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the occurrence or existence of any pending corporate development that, in the reasonable judgment of Company, makes it appropriate to suspend the availability of any Registration Statement and the related Prospectus, (i) in the case of clause (b) above, Company shall, as soon as, in the reasonable judgment of Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter, prepare and file a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document that would be incorporated by reference into such Registration Statement and

Prospectus so that such Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and such Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as thereafter delivered to the purchasers of the Registrable Securities being offered and sold thereunder, and, in the case of a post-effective amendment to a Registration Statement, subject to the next sentence, use all reasonable efforts to cause it to be declared effective as promptly as is reasonably practicable, and (ii) give notice to the selling Holders that the availability of such Registration Statement and Prospectus is suspended (a "Deferral Notice") and, upon receipt of any Deferral Notice, each Holder agrees not to sell any Registrable Securities pursuant to such Registration Statement or Prospectus until such Holder has received copies of the supplemented or amended Prospectus provided for in clause (i) above, or has been advised in writing by Company that such Registration Statement and Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Registration Statement or Prospectus.  Company shall all use reasonable efforts to ensure that the use of such Registration Statement and Prospectus may be resumed (A) in the case of clause (a) above, as promptly as is practicable, (B) in the case of clause (b) above, as soon as, in the reasonable judgment of Company, public disclosure of such Material Event would not be prejudicial to or contrary to the interests of Company or, if necessary to avoid unreasonable burden or expense, as soon as reasonably practicable thereafter and (C) in the case of clause (c) above, as soon as, in the reasonable judgment of Company, such suspension is no longer appropriate.  The period during which the availability of a Registration Statement or Prospectus is suspended under the circumstances described in clauses (b) or (c) of the first sentence of this Section 2.6 (a "Deferral Period") shall not exceed 60 days (including for such purposes all Deferral Periods in any 12 month period).  In order to enforce the covenants of the Holders set forth in this Section 2.6, Company may impose stop transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of each Deferral Period.
2.7           Transfer of Registration Rights.  A Holder may Transfer the registration rights under this Agreement (a) as a bona fide gift or gifts, provided that the donee or donees shall have agreed to become a party to, and bound by all of the terms and conditions of, this Agreement by duly executing and delivering to Parent an Instrument of Adherence in the form attached as Exhibit A hereto (an "Instrument of Adherence"), (b) to any Affiliate of a Holder (provided that Holder represents in writing to Company that the proposed transferee is an

Affiliate of Holder), provided that unless such transferee or assignee is already a party to this Agreement, such transferee or assignee shall have agreed to become a party to, and bound by all of the terms and conditions of, this Agreement by duly executing and delivering to Company an Instrument of Adherence, (c) to any other Holder that is bound by the terms of this Agreement, or (d) with the prior written consent of Company.  None of the rights of any Holder under this Agreement shall be transferred to any Person in the event that and to the extent that such Person is eligible to immediately resell such Registrable Securities pursuant to Rule 144 or any other exemption from registration under the Securities Act.
2.8           Reports Under The Exchange Act.  With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Holders to sell the Registrable Securities to the public without registration until the termination of registration rights under this Agreement, as set forth in Section 2.9, Company agrees to use commercially reasonable efforts: (i) to make and keep public information available as those terms are understood in Rule 144, (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act, (iii) as long as any Holder owns any Registrable Shares, to furnish in writing upon such Holder's request a written statement by Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and (iv) undertake any additional actions reasonably necessary to maintain the availability of the Registration Statement or the use of Rule 144.
2.9           Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Article 2 after the earlier of (a) five years after the Commencement Date, and (b) the date upon which such Holder may sell all of such Holder's Registrable Securities without restriction in reliance on Rule 144 under the Securities Act.
ARTICLE 3
 INDEMNIFICATION
3.1           Indemnification by Company.  Company will indemnify each Holder of Registrable Securities with respect to which registration has been effected pursuant to this Agreement, each of such Holder's officers and directors and each person controlling such Holder, against all claims, losses, damages, costs, expenses and liabilities of any nature whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement or prospectus incident to any such registration, qualification or compliance, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Company of the Securities Act or any state securities law or of any rule or regulation promulgated under the Securities Act or any state securities law applicable to Company and relating to action or inaction required of Company in connection with any such registration, and will reimburse each such Holder, each of its officers and directors and each person controlling such Holder for any legal and other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, except that Company will not be liable in any such case to the extent that any such claim, loss, damage, cost, expense, liability or action arises out of or is based on any untrue statement or omission based upon written information furnished to Company in an instrument duly executed by any Holder and stated to be specifically for use therein, and except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the Registration Statement becomes effective or in the amended prospectus filed with the SEC pursuant to Rule 424(b) (the "Final Prospectus"), such indemnity agreement shall not inure to the benefit of any Holder if a copy of the Final Prospectus was furnished to the person or entity asserting the claim, loss, damage, cost, expense, liability or action at or prior to the time such action was required by the Securities Act.
3.2           Indemnification by the Holders.  Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities with respect to which a registration is being effected, indemnify Company, each of its directors and officers and each person who controls Company within the meaning of the Securities Act, and each other Holder, each of such other Holder's officers and directors and each person controlling such other Holder, against all claims, losses, damages, costs, expenses and liabilities of any nature whatsoever (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement or that prospectus incident to any such registration, or arising out of or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of the Securities Act or any state securities law or of any rule or regulation promulgated under the Securities Act or any state securities law applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration, and will reimburse Company, such other Holders, and such directors, officers and other persons for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, cost, expense, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement or prospectus in reliance upon and in conformity with written information furnished to Company in an instrument duly executed by such Holder and stated to be specifically for use therein, except that the foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the Final Prospectus, such indemnity agreement shall not inure to the benefit of Company or any Holder if a copy of the Final Prospectus was furnished to the person or entity asserting the claim, loss, damage, cost, expense, liability or action at or prior to the time such action was required by the Securities Act.  The liability of any Holder under this Section 3.2 shall be limited in respect of any Registration Statement to an amount equal to the aggregate proceeds received in respect of the Registrable Securities sold under such Registration Statement.
3.3          Procedures for Indemnification.  Each party entitled to indemnification under this Article 3 (the "Indemnified Party"), shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought in accordance with this Article 3, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense.  Failure of the Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Article 3 only to the extent that the failure or delay in giving notice has a material adverse impact on the ability of the Indemnifying Party to defend against such claim.  No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof, the giving of a release from all liability in respect to such claim or litigation.  If any such Indemnified Party shall have been advised by counsel chosen by it that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action on behalf of such Indemnified Party and will reimburse such Indemnified Party and any person controlling such Indemnified Party for the reasonable fees and expenses of any counsel retained by the Indemnified Party, it being understood that the Indemnifying Party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for such Indemnified Party or controlling person, which firm shall be designated in writing by the Indemnified Party to the Indemnifying Party.
3.4          Information by Holder.  The Holder or Holders of Registrable Securities included in any registration shall furnish to Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.  It is agreed that such information that is included or incorporated by reference in any Registration Statement, shall be "written information furnished to Company in an instrument duly executed by a Holder and stated to be specifically for use in such Registration Statement" within the meaning of Sections 3.1 and 3.2.
3.5          Contribution.  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) any party entitled to indemnification under this Article 3 makes a claim for indemnification pursuant to this Article 3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article 3 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any such party in circumstances for which indemnification is provided under this Article 3; then, and in each such case, Company and each Holder whose securities were included in the registration in question will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject in such proportion as is appropriate to reflect the relative fault of each such party in connection with the events giving rise to such claims, losses, damages, costs, expenses and liabilities, as well as any other relevant equitable considerations; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

3.6          Survival.  The obligations of Company and Holders under this Article 3 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a Registration Statement, regardless of the expiration of any statutes of limitation (or extensions thereof).

ARTICLE 4
 GENERAL PROVISIONS
    4.1          Equitable Adjustments.  In the event of any stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change with respect to Common Stock occurring after the Commencement Date, all references in this Agreement to specified numbers of shares of Common Stock, and all references to dollar amounts or purchase prices connected with shares of Common Stock shall be equitably adjusted to the extent necessary to provide the parties the same economic effect as contemplated by this Agreement prior to such stock split, reverse stock split, stock dividend, reorganization, reclassification, combination, recapitalization or other like change.
    4.2         Termination of Agreement.  This Agreement shall terminate upon the earlier to occur of (a) the termination of the Purchase Agreement or (b) the termination of the rights provided in Article 2 in accordance with Section 2.9; provided, however, that the provisions in Article 3 shall survive in accordance with their terms and the provisions contained in this Article 4 shall survive any such termination.
    4.3         Additional Parties.  One or more additional Persons may become parties to this Agreement after the date hereof; provided that (a) either such Person has been validly assigned rights under Section 2.7, and (b) such Person has agreed to become a party to, and to be bound by, all of the terms and conditions of this Agreement by duly executing and delivering to Company an Instrument of Adherence.
    4.4         Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally, one business day after having been dispatched by a nationally recognized overnight courier service or when sent via facsimile (with acknowledgement of complete transmission) to the parties hereto at the following address (or at such other addresses for a party as shall be specified by like notice):
(a)            if to Company, to:
Global Self Storage, Inc.
11 Hanover Square, 12th Floor
New York, NY 10005
Attention: General Counsel
 Telephone No.: 212-785-0900
(b)           if to Holder, to:
Tuxis Corporation
11 Hanover Square, 12th Floor

New York, NY 10005
Attention: General Counsel
 Telephone No.: 212-785-0900
with a copy (which shall not constitute notice) to:
McCausland Keen & Buckman
80 W. Lancaster Avenue, 4th Floor
Devon, Pennsylvania  19333
Attention: Nancy D. Weisberg
Facsimile No.:  610.341.1099
Telephone No.: 610.341.1000
(c) All correspondence to any initial party to this Agreement shall be sent to the address or facsimile number set forth beneath such party's signature to this Agreement.
(d) All correspondence to any Person that becomes a party to this Agreement after the date hereof shall be sent to the address or facsimile number set forth beneath such party's signature to the Instrument of Adherence executed by such Person and Company or such other written instrument pursuant to which such Person became a party to this Agreement.
    4.5         Interpretation.  When a reference is made in this Agreement to a section or article, such reference shall be to a section or article of this Agreement, unless otherwise clearly indicated to the contrary.  Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."  The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and annex, article, section, paragraph, exhibit and schedule references are references to the annex, articles, sections, paragraphs, exhibits and schedules of this Agreement, unless otherwise specified.  The plural of any defined term shall have a meaning correlative to such defined term and words denoting any gender shall include all genders and the neuter.  Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.  Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party's successors and permitted assigns.  A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation.  The headings and captions in this Agreement are for reference only and shall not be used in the construction or interpretation of this Agreement.  The parties have participated jointly in the negotiation and drafting of this Agreement.  If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.  No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement.  No parole evidence shall be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernable from a reading of this Agreement without consideration of any extrinsic evidence.  Although the same or similar subject matters may be addressed in different provisions of this Agreement, the parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content).  The doctrine of election of remedies shall not apply in constructing or interpreting the remedies provisions of this Agreement or the equitable power of a court considering this Agreement or the transactions contemplated hereby.
    4.6         Counterparts.  This Agreement may be executed in one or more counterparts (whether delivered by facsimile or otherwise), each of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto; it being understood that all parties hereto need not sign the same counterpart.

    4.7         Entire Agreement; No Third Party Beneficiaries.  This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including all the exhibits attached hereto, (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and shall survive any termination of this Agreement, in accordance with its terms, and (b) are not intended to confer, and shall not be construed as conferring, upon any Person other than the parties hereto any rights or remedies hereunder.

    4.8         Assignment.  Except as expressly provided otherwise in this Agreement, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written content of the other parties.  In no event shall such assignment relieve Company of its obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

    4.9         Severability.  Any term or provision of this Agreement that is held by a court of competent jurisdiction to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the invalid, void or unenforceable term or provision in any other situation or in any other jurisdiction.  If the final judgment of such court declares that any term or provision hereof is invalid, void or unenforceable, the parties agree to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid or unenforceable term or provision.

    4.10        Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right.  Except as otherwise provided herein all rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

    4.11         Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, IRRESPECTIVE OF THE CHOICE OF LAWS PRINCIPLES OF THE STATE OF MARYLAND, AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, ENFORCEABILITY, PERFORMANCE AND REMEDIES.

    4.12        Jurisdiction; Venue.  Notwithstanding anything to the contrary in this Agreement, the sole jurisdiction, venue and dispute resolution procedure for all disputes, controversies or claims (whether in contract, tort or otherwise) arising out of, relating to or otherwise by virtue of this Agreement, any breach or alleged breach of this Agreement or the transactions contemplated by this Agreement shall be the United States District Court for the District of Maryland, and the parties to this Agreement hereby consent to the jurisdiction of such court.  Each of the parties irrevocably waives and covenants not to assert or plead any objection which it might otherwise have to such jurisdiction.

    4.13        Enforcement.  The parties hereto hereby acknowledge and agree that monetary damages may not be a sufficient remedy for any breach of the provisions of this Agreement.  Accordingly, each party agrees that if any party breaches, or threatens to breach, any provision of this Agreement, the other parties will incur irreparable harm, and the other parties will be entitled to have available, in addition to any other right or remedy otherwise available, the right to preliminary and permanent injunctive relief and other equitable relief to prevent or curtail any such breach or threatened breach and to specific performance of any covenant contained herein, in each case without the proof of actual damage or any bond or similar security being posted, in order that the breach or threatened breach of such provisions may be effectively restrained.  Each party further agrees that such party will not assert as a claim or defense in any action or proceeding to enforce any provision hereof that any other party has or had an adequate remedy at law.  No specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against the pursuit of other legal or equitable remedies in the event of a breach or threatened breach of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

Global Self Storage, Inc. (Company):

By:
      Name:
      Title:

Tuxis Corporation (Initial Holder):

By:
      Name:
      Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]